Exhibit 99.1

Sorrento and Karolinska Institutet Establish Exclusive Partnership for Research and Development of Natural Killer Cell-based Therapies

SAN DIEGO, USA and STOCKHOLM, SWEDEN, January 11, 2016 — Sorrento Therapeutics, Inc. (NASDAQ: SRNE; Sorrento), an antibody-centric, clinical-stage biopharmaceutical company developing new treatments for cancer and other unmet medical needs, announced today that it has formed an exclusive partnership with the world-renowned Karolinska Institutet (KI) in Stockholm, Sweden, to perform cutting-edge immuno-oncology research and to develop new natural killer (NK) cell-based therapies.

Under the agreement, Sorrento will sponsor preclinical and clinical research & development programs focused on NK biology as well as adoptive NK cell therapies and, in return, obtain full rights to the resulting discoveries and developments. The research will be performed at KI, but there will also be an active research exchange with Sorrento R&D in San Diego. A joint steering committee with members from both Sorrento and KI will guide the program activities.

“Given the fact that NK cells were discovered at Karolinska Institutet, it is of course now exciting to take part in the ongoing developments involving these cells in settings of adoptive immunotherapies targeting human malignancies”, said Professor Hans-Gustaf Ljunggren, Dean of Research at Karolinska Institutet. “We look forward to teaming up our world-leading NK cell experts with Sorrento’s outstanding scientific team to gain new insights into NK biology and applying these to develop novel cellular therapies.”

“We are honored to work with the distinguished KI faculty on discovering and developing new adoptive NK cell immunotherapies”, said Dr. Henry Ji, President and CEO of Sorrento. “Through this partnership, Sorrento further establishes its subsidiary, TNK Therapeutics, as one of the premier companies in the cellular therapy space. Building upon the academic and clinical excellence at KI and Sorrento’s expertise in antibody research and development, our partnership will stimulate innovation and may ultimately lead to new ground breaking therapies to improve the lives of cancer patients and their caretakers.”

About Sorrento Therapeutics, Inc.

Sorrento is an antibody-centric, clinical stage biopharmaceutical company developing new treatments for cancer, inflammation and autoimmune diseases. Sorrento’s lead products are multiple late-stage biosimilar and biobetter antibodies, as well as clinical CAR-T therapies targeting solid tumors.

About Karolinska Insitutet.

Karolinska Institutet is one of the world’s leading medical universities. Its mission is to contribute to the improvement of human health through research and education. Karolinska Institutet accounts for over 40 per cent of the medical academic research conducted in Sweden and offers the country’s broadest range of education in medicine and health sciences. Since 1901 the Nobel Assembly at Karolinska Institutet has selected the Nobel laureates in Physiology or Medicine.

Research at Karolinska Institutet is conducted in 22 departments, most of which are situated or adjacent to Stockholm’s teaching hospitals. This creates ample opportunities for translational research in which new experimental results are rapidly implemented for patient benefit, and where clinical observations provide a basis for new research ideas.

Karolinska Institutet has collaboration agreements in research and education with a large number of universities the world over, with companies in the biomed and biotech sectors and also with individual countries.

Forward-Looking Statements

This press release contains forward-looking statements related to Sorrento Therapeutics, Inc. under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements about Sorrento’s prospects, including, but not limited to, any statements about its and its affiliates’ technologies, including, but not limited to, NK cell-based therapies; Sorrento’s (and its subsidiaries’ and affiliates’) business and technology prospects; chimeric antigen receptor (CAR) T cell programs; potential combination therapies; Sorrento’s expectations for NK cell-based therapies; the development of NK cell-based therapy, CAR-T and biosimilar/biobetter programs; Sorrento’s ability to leverage the expertise of its employees and partners to assist the company in the execution of its strategies; Sorrento’s advances made in developing its programs, including, but not limited to, NK cell-based therapies, if any; and other matters that are described in Sorrento’s Annual Report on Form 10-K for the year ended December 31, 2014, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

Sorrento™, G-MAB™, CAR.TNK™, TNK Therapeutics™, and the Sorrento logo are trademarks owned by Sorrento Therapeutics, Inc.

All other trademarks and trade names are the property of their respective owners.

Contact for Sorrento Therapeutics, Inc.

Dr. Gunnar F. Kaufmann, Head of Global Partnerships

gkaufmann@sorrentotherapeutics.com

Tel.: (858) 210-3745

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SOURCE Sorrento Therapeutics, Inc.

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